UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 29, 2011

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 30, 2011, Lucas Energy, Inc. (the "Company" or "Lucas") affected the transactions contemplated by a Purchase and Sale Agreement (the “Purchase Agreement”) between the Company and Hall Phoenix Energy, LLC (“HPE”).  Pursuant to the Purchase Agreement the Company purchased all of HPE’s right, title and interest in and to certain oil and gas interests totaling approximately 5,500 net acres in Wilson, Leon and Madison Counties, Texas (the “Interests”).  The effective date of acquisition of the Interests by the Company was December 1, 2011. Pursuant to the Purchase Agreement the Company acquired all rights to any overriding interests, mineral and royalty interests and other property interests in the property, all rights to any wells on the property, all contractual rights associated with the property, all easements, permits, equipment and oil, gas and other hydrocarbons on the property, as well as all data associated with the property.

The Company paid HPE total consideration of 2,824 shares of Series B Convertible Preferred Stock (convertible into an aggregate of 2,824,000 shares of the Company’s common stock as described below), which were valued at $6.354 million dollars in consideration for the purchase of the Interests.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Purchase Agreement described above, the Company issued HPE 2,824 shares of Series B Preferred Stock of the Company which are convertible as described below into an aggregate of 2,824,000 shares of the Company’s common stock.

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for the foregoing issuance as the recipient was an “accredited investor” and took the shares for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a Registration Statement under the Act.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 29, 2011, the Company filed a Certificate of Designation, establishing the preferences, limitations and relative rights of the Series B Convertible Preferred Stock, with the Secretary of State of Nevada, which designation was previously approved by the Board of Directors of the Company in connection with the Purchase Agreement.

The Series B Convertible Preferred Stock has no voting rights, no liquidation rights and no redemption rights, but have conversion rights.  The conversion rights provide the holder thereof the right to convert each Series B Convertible Preferred Stock share into 1,000 shares of the Company's common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired (to be filed by amendment).

(b) Pro forma financial information (to be filed by amendment).

Exhibit No.	Description

3.1*	Certificate of Designations of Series B Preferred Stock

10.1*	Purchase and Sale Agreement – Lucas Energy, Inc. and Hall Phoenix Energy, LLC (December 29, 2011)

10.2*	Assignment, Conveyance and Bill of Sale

* Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ K. Andrew Lai
Name: K. Andrew Lai
Title: Chief Financial Officer

Date: January 4, 2012